UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

WORKSPORT LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-40681	35-2696895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 N America Dr.

West Seneca, NY 14224

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	WKSP	The Nasdaq Stock Market LLC
Warrants to purchase common stock	WKSPW	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Stock Option Repricing

On July 23, 2024, in order to align the interests of holders with that of shareholders, Worksport Ltd. (the “Company”), the Board of Directors of the Company (the “Board”) approved a stock option repricing (the “Option Repricing”).

Pursuant to the Option Repricing, the exercise price of an aggregate of 5,445,156 stock options granted to certain employees, executive officers and members of the board of director of the Company (the “Repriced Options”) was amended to reduce such exercise price to $0.7042, the closing price per share of the Company’s Common Stock as reported on The Nasdaq Stock Market on July 23, 2024 (the “Effective Date”). The Repriced Options consisted of certain outstanding stock options that had been granted under the Company’s 2015 Equity Incentive Plan, the 2021 Equity Incentive Plan and 2022 Stock Incentive Plan as of the Effective Date.

The Board determined that the repricing of stock options was necessary to realign the interests of employees, executive officers, and directors more closely with those of our shareholders. Prior to the Adjustment, the exercise price of the Repriced Options ranged from a $0.78 to $5.50 per share. By adjusting the exercise prices to the closing price per share of the Company’s Common Stock on the Nasdaq Stock Market as of July 23, 2024, the Company aims to motivate and retain its key talent by providing them with a more immediate opportunity to participate in the Company’s success as it moves forward. This adjustment is seen as an essential step in ensuring that the interests of the Company’s team are aligned with the long-term goals and financial health of the Company, thereby driving collective effort towards enhancing shareholder value.

The table below sets forth the number of Repriced Options held by the Company’s executive officers and directors. Before the repricing, the exercise price of such options ranged from $1.44 to $5.50 with a weighted exercise price of $2.44, and of which 420,000 were vested as of the Effective Date.

Relevant
Name and Position	Options
Steven Rossi, CEO	3,650,000
Craig Loverock, Director	172,500
William Caragol, Director	172,500
Ned L. Siegel, Director	172,500

(b) Consulting Agreement with Steven Rossi

On July 23, 2024, the Company entered into a consulting agreement (the “Consulting Agreement”) with Steven Rossi and 2230164 Ontario Inc., an Ontario corporation owned by Mr. Rossi (the “Consultant”). The terms of the Consulting Agreement are substantially the same as the terms set forth in the employment agreement, dated May 10, 2021, with the Company. The Consulting Agreement replaces such employment agreement it is entirety; provided however that all equity awards previously issued to the Consultant pursuant to the employment agreement or otherwise, remain in full force and effect in accordance with their respective terms.

Pursuant to the Consulting Agreement, Steven Rossi, acting through 2230164 Ontario Inc., agreed to serve as the Company’s Chief Executive Officer (CEO) and President. The term of the Consulting Agreement commenced on July 23, 2024 (the “Effective Date”) and continues unless terminated pursuant to the terms of the Consulting Agreement (as disclosed below).

The Consultant shall receive an annual base payment of$300,000 (“Base Fees”) for services provided pursuant to the Consulting Agreement and shall be afforded the opportunity to earn an annual incentive bonus (“Bonus”) equal to 50% of the Base Fees, provided that certain performance goals are met. The performance goals will be established on an annual basis by the Compensation Committee of the Board of Directors of the Company, when constituted.

The Consulting Agreement may be terminated by the Company with or without “Cause” (as defined below) or by the Consultant with or without “Good Reason” (as defined below).

The term “Cause” includes discharge by Company on account of the occurrence of one or more of the following events:

i. Consultant’s continued refusal or failure to perform (other than by reason of Disability) Consultant’s material duties and responsibilities to Company if such refusal or failure is not cured within thirty (30) days following written notice of such refusal or failure by Company to Consultant, or Consultant’s continued refusal or failure to follow any reasonable lawful direction of the Board if such refusal or failure is not cured within thirty (30) days following written notice of such refusal or failure by Company to Consultant;

ii. a material breach of this Agreement (other than Section 7, Section 8 and Section 9) by Consultant or Rossi that, if capable of being cured, is not cured within thirty (30) days following written notice of such breach by Company to Consultant;

iii. an intentional and material breach of Section 7, Section 8, and Section 9 hereof by Consultant or Rossi;

iv. willful, grossly negligent or unlawful misconduct by Consultant or Rossi which causes material harm to Company or its reputation;

v. any conduct engaged in by Consultant or Rossi that is materially detrimental to the business or reputation of Company as determined by the Board in good faith using its reasonable business judgment that is not cured within thirty (30) days following written notice from Company to Consultant or Rossi;

vi. Company is directed in writing by regulatory or governmental authorities to terminate the engagement of Consultant or Consultant or Rossi engages in activities that (i) are not approved or authorized by the Board, and (ii) cause actions to be taken by regulatory or governmental authorities that have a material adverse effect on Company; or

vii. a conviction, plea of guilty, or plea of nolo contendere by Consultant or Rossi, of or with respect to a criminal offense which is a felony or other crime involving dishonesty, disloyalty, fraud, embezzlement, theft, or similar action(s) (including, without limitation, acceptance of bribes, kickbacks or self-dealing), or the material breach of Consultant’s or Rossi’s fiduciary duties with respect to Company.

The term “Good Reason” means, without Consultant’s express written consent, (i) a material reduction in the Base Fees, then in effect, except a material diminution generally affecting the members of the Company’s management, (ii) a material reduction in title, position or responsibility, (iii) a material breach of any term or condition contained in this Agreement, or (iv) a relocation of Consultant’s principal worksite that is more than fifty (50) miles (80.46 km) from Consultant’s principal worksite as of the Start Date. However, none of the foregoing events or conditions will constitute “Good Reason” unless (i) Consultant provides Company with written notice of the existence of Good Reason within ninety (90) days following the occurrence thereof, (ii) Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving that written notice, and (iii) Consultant resigns Consultant’s engagement within thirty (30) days following the expiration of that cure period.

On the Effective Date, the Company will grant the Consultant or Mr. Rossi a non-qualified stock option to purchase 3,500,000 shares of the Company’s common stock at the Fair Market Value on the date of issuance. The option shall vest in equal quarterly installments over a period of five (5) years and expire on the tenth anniversary of the date of grant, subject to the Consultant’s continuous service with the Company. In the event of a Change of Control of the Company, the option shall immediately vest in full, ensuring the Consultant/Mr. Rossi fully benefits from the change in the Company’s ownership structure.

During the Term of the Agreement, if (i) a Change in Control has occurred, and (ii) as of such Change in Control, the price per share of Company’s common stock is two (2) times or more the closing price per share of the common stock of the Company upon listing on the Nasdaq Stock Market, Consultant shall be paid a bonus (the “Change in Control Transaction Bonus”), in cash, equal to two (2) times the Base Fees as in effect immediately before such Change in Control. If applicable, the Change in Control Transaction Bonus shall be paid in a lump sum within fifteen (15) days after the consummation of such Change in Control and the following certification by the Board of the occurrence of clauses (i) and (ii) above.

Pursuant to the clawback provisions of the Consulting Agreement, any amounts payable under the Employment Agreement or equity awards are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Executive. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

The Consulting Agreement provides that the Company shall indemnify the Consultant/Mr. Rossi to the fullest extent permitted by law for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out-of-pocket attorneys’ fees) incurred or paid by Consultant/Mr. Rossi in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to the performance by Consultant/Mr. Rossi of services for, or the acting as a director, officer or consultant of, Company, or any subsidiary of the Company.

The foregoing summary description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1+	Consulting Agreement dated July 23, 2024, between Worksport Ltd. and Steven Rossi and 2230164 Ontario Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: July 26, 2024	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer (Principal Executive Officer)